Exhibit 10.1
FIRST AMENDMENT TO
FIRST ACCEPTANCE CORPORATION EMPLOYEE STOCK PURCHASE PLAN
     Section 6.1 of the Plan is hereby deleted in its entirety and replaced with the following:
     6.1 RESERVED SHARES OF STOCK. The Company shall reserve two hundred thousand (200,000) shares of Stock for issuance upon exercise of the options granted under this Plan.